Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,085,483
Unrealized Gain (Loss) on Market Value of Futures	446,817
Dividend Income	29,651
Interest Income	54,564
ETF Transaction Fees	350
Total Income (Loss)	$4,616,865

Expenses
General Partner Management Fees	$21,562
Professional Fees	3,699
Brokerage Commissions	3,482
Non-interested Directors' Fees and Expenses	467
NYMEX License Fee	539
Total Expenses	29,749
Expense Waiver	(2,796)
Net Expenses	$26,953
Net Income (Loss)	$4,589,912

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$41,271,417
Withdrawals (50,000 Shares)	(1,594,355)
Net Income (Loss)	4,589,912

Net Asset Value End of Month	$44,266,974
Net Asset Value Per Share (1,350,000 Shares)	$32.79

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596